Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Equillium, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

September 17, 2018